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                                                                     EXHIBIT 3.1


                               UNITED FOODS, INC.

                               SEPTEMBER 15, 1997



                                BY-LAW AMENDMENT


         BE IT RESOLVED, That Section 3.2 of ARTICLE III. BOARD OF DIRECTORS of the By-Laws of the Corporation is hereby amended to read as follows:

         Section 3.2 Number and Qualifications. The Board of Directors shall have eleven (11) members. Directors need not be stockholders.






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